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                                     EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (converting such registration statement to Form S-3) and the related Prospectus of Meridian Industrial Trust, Inc. filed with the Securities and Exchange Commission on or about May 15, 1997 of our report dated February 5, 1997 included in Meridian Industrial Trust, Inc.'s Form 10-K for the year ended December 31, 1996.

                                  Arthur Andersen LLP


San Francisco, California
May 14, 1997